AMENDMENT NO. 1 TO THE
                            USCS INTERNATIONAL, INC.
                             401(K) RETIREMENT PLAN


     THIS AMENDMENT is adopted this 29th day of December, 1999, by USCS INTERNATIONAL, INC. (the "Company"), as Plan Sponsor.

     WHEREAS,  the  Company  maintains  the  USCS  International,   Inc.  401(k)
Retirement Plan (the "Plan") for the benefit of its eligible employees; and

     WHEREAS, the Company, pursuant to Section 17 of the Plan, reserved to itself the right to amend the Plan;

     NOW, THEREFORE, the Company hereby amends the Plan as follows, the same to be effective as of January 1, 2000:

     1. EFFECTIVE JANUARY 1, 2000, THE PLAN IS AMENDED AND RESTATED BY THE DST SYSTEMS, INC. 401(K) PROFIT SHARING PLAN AND THE PLAN IS MERGED INTO SUCH PLAN, ON THE TERMS AND CONDITIONS SET FORTH THEREIN; PROVIDED, HOWEVER, THAT SUCH MERGER SHALL BE SUBJECT TO AND CONDITIONED ON A DETERMINATION BY THE PRESIDENT OF DST SYSTEMS, INC. THAT SUCH MERGER WILL NOT ADVERSELY AFFECT THE TAX-QUALIFICATION OF THE DST SYSTEMS, INC. 401(K) PROFIT SHARING PLAN. THE TERMS OF THIS PLAN SHALL CONTINUE IN EFFECT UNTIL THE ASSETS AND LIABILITIES OF THE PLAN ARE FORMALLY TRANSFERRED TO THE DST SYSTEMS, INC. 401(K) PROFIT SHARING PLAN.

     2. THE DEFINITION OF "ALLOCATION DATE" IN SECTION 2 OF THE PLAN IS DELETED AND THE FOLLOWING NEW DEFINITION IS INSERTED IN LIEU THEREOF:


 Allocation Date...  December 31st of each year (the last day of each Plan Year.

     3. THE DEFINITION OF "PLAN YEAR" IN SECTION 2 OF THE PLAN IS DELETED AND THE FOLLOWING NEW DEFINITION IS INSERTED IN LIEU THEREOF:

 Plan Year....      The 12-month period  beginning each January 1 and ending the following  December  31.  December 31, 1999 shall be a short
                    Plan Year.

     4. SECTION 4(A) OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW SECTION 4(A) IS INSERTED IN LIEU THEREOF:

         (a) 401(K) SAVINGS CONTRIBUTIONS - Any right to make 401(k) Savings Contributions shall be determined exclusively by the terms of the DST Systems, Inc. 401(k) Profit Sharing Plan and all 401(k) Savings Contributions under the Plan after December 31, 1999 shall be made to the DST Systems, Inc. 401(k) Profit Sharing Plan and shall be subject to the terms and conditions set forth therein.

     5. SECTION 4(B) OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW SECTION 4(B) IS INSERTED IN LIEU THEREOF:

         (b) MATCHING CONTRIBUTIONS - Any right to make Matching Contributions shall be determined exclusively by the terms of the DST Systems, Inc. 401(k) Profit Sharing Plan and all Matching Contributions under the Plan after December 31, 1999 shall be made to the DST Systems, Inc. 401(k) Profit Sharing Plan and shall be subject to the terms and conditions set forth therein.

     6. SECTION 4(C) OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW SECTION 4(C) IS INSERTED IN LIEU THEREOF:

         "(c) PROFIT SHARING CONTRIBUTIONS - In the event a profit sharing contribution is not made to the DST Systems, Inc. 401(k) Profit Sharing Plan prior to the formal transfer of assets and liabilities from this Plan to such Plan, a profit sharing contribution may, in the sole discretion of the Board of Directors, be made to this Plan prior to such transfer of assets and liabilities.

     7. SECTION 6(C) OF THE PLAN IS HEREBY DELETED AND THE FOLLOWING NEW SECTION 6(C) IS INSERTED IN LIEU THEREOF:

         (c) PROFIT SHARING CONTRIBUTIONS AND FORFEITURES - The Profit Sharing Contribution as described in Section 4(c) shall be allocated to each Participant who is an eligible Employee as of the Allocation Date in the same proportion that such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants who are eligible Employees as of the Allocation Date for such Plan Year, subject to the limitation on allocations specified in
Section 7. For purposes of this contribution only, Compensation shall include any taxable perquisites, all bonuses and an additional amount equal to the 401(k) Savings Contributions made for the calendar year which ends on the Allocation Date.

     8.  SECTION  9(B)(3) OF THE PLAN IS HEREBY  DELETED AND THE  FOLLOWING  NEW
SECTION 9(B)(3) IS INSERTED IN LIEU THEREOF:

         (3) All Forfeitures for the Plan Year shall first be used to restore Accounts as provided in Section 9(c) below and then shall be used to pay Plan expenses to the extent such expenses are not otherwise paid by the Company or an Employer. Any remaining Forfeitures shall be treated as a Profit Sharing Contribution for the Plan Year and allocated accordingly.

         Except as expressly amended herein, the Plan and Trust shall continue in full force and effect.

         This Amendment shall be binding upon and inure to the benefit of all participants, their beneficiaries, heirs, executors and administrators, and upon the Company, its successors and assigns.

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     IN WITNESS WHEREOF,  USCS INTERNATIONAL,  INC. has executed this instrument on the day and year first above written.

                               USCS INTERNATIONAL, INC.


                               By:    /s/ Gregg W. Givens
                                      --------------------------------------
                               Title: Asst. Treasurer
                                      -----------------------------------